UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: February 12, 2004
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                           SATELLITE ENTERPRISES CORP.
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             (Exact name of Registrant as Specified in Its Charter)


           Nevada                       000-26607              88-0390828
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                        110 Washington Avenue, 4th Floor
                         North Haven, Connecticut 06473
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (203) 672-5912
                                                          -----------------


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          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

     On February 12, 2004, a change in control of the Registrant occurred in conjunction with the exercising of an option by Media Finance en Suisse GMBH, a Swiss corporation (hereinafter "Media Finance") under a Stock Purchase Option Agreement dated November 26, 2003 a copy of which is attached to a previously filed Form 8-K dated February 3, 2003.

     As a result of this exercise of the option by Media Finance, the Registrant acquired the rights to 100% of the shares of common stock of Satellite Newspapers Suisse GMBH, a Swiss corporation, and a change in control of the Registrant has occurred. Prior to the Agreement, the Registrant had 20,012,321 shares of common stock issued and outstanding. Following the Settlement, The Registrant has 62,012,321 shares of common stock outstanding. The 42,000,000 shares of common stock have been issued to two different shareholders. The 42,000,000 shares are in the name of, 40,500,000 to Media Finance and 1,500,000 to Alternative Energy Capital, Inc.


ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.


     Not applicable.


ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.


ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

     Not applicable.


ITEM  5.  OTHER EVENTS.

     Not applicable.


ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not applicable.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits: None


ITEM  8.  CHANGE  IN  FISCAL  YEAR.

     Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 17, 2004                          Satellite Enterprises Corp.
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                                                   (Registrant)

                                                    /s/  Roy Piceni
                                                   ----------------------------
                                                   Roy Piceni, President & CEO